Exhibit 23.1

                              INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Total System Services, Inc.:


We consent to incorporation by reference in the Registration Statements (No. 2-92497, No. 33-17376, No. 333-25401, No. 333-41775, and No. 333-104142) on Form
S-8 and the Registration Statement (No. 333-50351) on Form S-3 of Total System Services, Inc. of our reports dated January 15, 2004, relating to the consolidated balance sheets of Total System Services, Inc. and subsidiaries as of December 31, 2003 and 2002 and the related consolidated statements of income, cash flows, and shareholders' equity and comprehensive income for each of the years in the three-year period ended December 31, 2003 and the related financial statement schedule, which reports appear in or are incorporated by reference in the Total System Services, Inc. Annual Report on Form 10-K for the year 2003.

                                                           /s/KPMG LLP
                                                           KPMG LLP



Atlanta, Georgia
March 9, 2004